- - - - - - --------------------------------------------------------------------------------
- - - - - - --------------------------------------------------------------------------------
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       DREW INDUSTRIES INCORPORATED
- - - - - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


- - - - - - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
     22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
- - - - - - --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
- - - - - - --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- - - - - - --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
- - - - - - --------------------------------------------------------------------------------

(5) Total fee paid:
- - - - - - --------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
- - - - - - --------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
- - - - - - --------------------------------------------------------------------------------

(3) Filing Party:
- - - - - - --------------------------------------------------------------------------------

(4) Date Filed:
- - - - - - --------------------------------------------------------------------------------
- - - - - - --------------------------------------------------------------------------------

                          DREW INDUSTRIES INCORPORATED
                             200 MAMARONECK AVENUE
                          WHITE PLAINS, NEW YORK 10601

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 1995

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DREW INDUSTRIES INCORPORATED (the 'Company') will be held at Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201 on June 13, 1995 at 9:30 A.M., for the following purposes:

          (1) To elect a Board of five Directors;

          (2) To consider and act upon a proposal to adopt an amended and restated stock option plan providing for the grant of stock options that qualify as incentive stock options as an alternative to non-qualified stock options, and to provide for the automatic award of options to members of the Stock Option Committee under certain circumstances;

          (3) To consider and approve the 1995 Employee Stock Purchase Plan;

          (4) To consider and act upon a proposal to adopt an amendment to the Company's Restated Certificate of Incorporation eliminating Preferred Stock from the Company's authorized capital stock;

          (5) To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company for the year ending December 31, 1995; and

          (6) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Holders of record of the Company's Common Stock at the close of business on the 20th day of April, 1995 shall be entitled to vote on all matters to be considered at the meeting or any adjournment or postponement thereof.

     A list of all stockholders entitled to vote at the meeting will be available for inspection for the ten days prior to the meeting at the office of the Company and at the offices of the Company's transfer agent, Chemical Bank, 450 West 33rd Street--15th Floor, New York, N.Y. 10001, and will be available for inspection at the time of the meeting, at the place thereof.

                                          By Order of the Board of Directors

                                                   EDWARD W. ROSE, III
                                          Chairman of the Board of Directors

Dated: May 10, 1995
       White Plains, N.Y.


                       NOTICE TO HOLDERS OF COMMON STOCK
IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED
    PROXY SO THAT YOU WILL BE REPRESENTED. A POST-PAID ENVELOPE IS ENCLOSED
                             FOR YOUR CONVENIENCE.

                          DREW INDUSTRIES INCORPORATED

                             200 MAMARONECK AVENUE
                          WHITE PLAINS, NEW YORK 10601

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     The accompanying Proxy is solicited by Management of Drew Industries Incorporated, a Delaware corporation (the 'Company'), for use at the Annual Meeting of Stockholders to be held at Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201 on June 13, 1995 at 9:30 A.M., or any adjournment or postponement thereof, at which holders of record of the Company's Common Stock, par value $0.01 per share (the 'Common Stock'), at the close of business on April 20, 1995 shall be entitled to vote on all matters considered at the meeting.

     The cost of solicitation by Management, including postage, printing and handling, and the expenses incurred by brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal solicitation. Management may also use the services of directors and employees of the Company to solicit Proxies, without additional compensation.

     Each Proxy executed and returned by holders of the Common Stock may be revoked at any time thereafter, except as to matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. A Proxy may be revoked by giving written notice of revocation to the Secretary of the Company or to any of the other persons named as proxies, or by giving a Proxy with a later date. The Proxies will be voted at the meeting for the Directors set forth herein in the manner indicated (see 'ELECTION OF DIRECTORS'), and if no contrary instructions are indicated, in favor of the other matters set forth herein; if specific instructions are indicated, the Proxies will be voted in accordance therewith. This Statement and the form of Proxy solicited from holders of the Common Stock are expected to be sent or given to stockholders on or about May 10, 1995.

     The Annual Report to Stockholders of the Company for the year ended December 31, 1994 is being mailed herewith to each stockholder of record.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE UPON REQUEST TO THE COMPANY AT 200 MAMARONECK AVENUE, WHITE PLAINS, NEW YORK 10601, TELEPHONE (914) 428-9098.

                                  THE COMPANY

     The Company was incorporated under the laws of Delaware on March 20, 1984 and is the successor to Drew National Corporation, which was incorporated under the laws of Delaware in 1962. The Company's principal executive and administrative offices are located at 200 Mamaroneck Avenue, White Plains, New York 10601; telephone number (914) 428-9098.

     On April 19, 1994, the Board of Directors of the Company approved a plan to transfer the stock of Leslie-Locke, Inc. ('Leslie-Locke'), its home improvement building products subsidiary, to Leslie Building Products, Inc., a newly formed subsidiary ('Leslie Building Products'), and to distribute the common stock of Leslie Building Products to the Company's stockholders on a one-for-one basis (the 'Spin-off'). The transfer of the stock of Leslie-Locke to Leslie Building Products was effective May 10, 1994, and the Spin-off was effective July 29, 1994. Since the Spin-off, Leslie Building

Products has been a stand-alone company, the common stock of which is publicly traded on the OTC Bulletin Board under the symbol LBPI.

     Pursuant to the Shared Services Agreement, dated July 29, 1994, between the Company and Leslie Building Products, for a period of two years following the Spin-off, the Company and Leslie Building Products will share certain administrative functions and employee services, such as management overview and planning, tax preparation, financial reporting, coordination of independent audit, stockholder relations, and regulatory matters. The Company will be reimbursed by Leslie Building Products for the fair market value of such services. The agreement may be extended under certain circumstances. See 'ELECTION OF DIRECTORS--Executive Compensation.'

     On February 8, 1995, the Common Stock of the Company was listed for trading on the American Stock Exchange under the symbol DW.

     On March 8, 1995, the Board of Directors authorized the repurchase of up to 500,000 shares of the Company's Common Stock. Purchases will be made from time to time in the open market or in privately negotiated transactions during the next twelve months at market prices prevailing at the time of purchase. The Company has no commitment or obligation to purchase any minimum number of shares, and actual purchases will depend upon market conditions. The repurchase program may be discontinued or suspended at any time. To date, 5,700 shares have been purchased.

                               VOTING SECURITIES

     The Company had outstanding on the record date 4,933,624 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     Set forth below is information with respect to each person known to the Company on April 20, 1995 to be the beneficial owner of more than five percent of any class of the Company's voting securities, which consists of Common Stock only (including options):

                                           AMOUNT AND
                                           NATURE OF       APPROXIMATE
            NAME AND ADDRESS               BENEFICIAL      PERCENT OF
          OF BENEFICIAL OWNER              OWNERSHIP          CLASS
- - - - - - ----------------------------------------   ----------      -----------
Edward W. Rose, III(1) .................   1,684,140 (2)       32.2%
  500 Crescent Court
  Dallas, Texas 76102
FMR Corp.(3) ...........................     308,800            5.9%
  82 Devonshire Street
  Boston, Massachusetts 02108
Trust Company of the West(3) ...........     277,000            5.3%
  865 South Figueroa Street
  Los Angeles, California 90017

- - - - - - ------------------
(1) The person named has sole voting and investment power with respect to such shares.

(2) See 'VOTING SECURITIES--Security Ownership of Management.'

(3) As of December 31, 1994.

     To the knowledge of the Company, other than persons acting as nominees or custodians for various stock brokerage firms and banks, which persons do not have beneficial ownership of the Common Stock, no other person owns of record or beneficially more than five percent of the voting securities of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

     Set forth below is information with respect to beneficial ownership at April 20, 1995 of the Common Stock (including options) by each Director and nominee and by all Directors, nominees and Executive Officers of the Company as a group.

                                           AMOUNT AND
                                           NATURE OF       APPROXIMATE
            NAME AND ADDRESS               BENEFICIAL      PERCENT OF
          OF BENEFICIAL OWNER              OWNERSHIP          CLASS
- - - - - - ----------------------------------------   ----------      -----------
Leigh J. Abrams(1) .....................     111,473 (2)        2.1%
  200 Mamaroneck Avenue
  White Plains, New York 10601

Edward W. Rose, III(1) .................   1,684,140 (3)       32.2%
  500 Crescent Court
  Dallas, Texas 76102

David L. Webster(1) ....................     123,920 (4)        2.4%
  4381 Green Oaks Blvd.
  Arlington, Texas 76016

James F. Gero(1) .......................      24,580 (5)        0.5%
  38F-4 Anna Cade Road
  Rockwall, Texas 75087

Gene H. Bishop(6) ......................      10,000            0.2%
  200 Crescent Court, Suite 1650
  Dallas, Texas 75201

All Directors and Executive Officers as
  a group (7 persons including the
  above-named)..........................   2,009,999 (7)       38.5%

- - - - - - ------------------
(1) Pursuant to Rules 13-1 (f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Exchange Act, on February 17, 1995, the persons indicated, together with certain other persons, jointly filed a single amendment to the Schedule 13-D Statement, filed on May 31, 1989, with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a 'group' within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists.

(2) Mr. Abrams has sole voting and investment power with respect to the shares owned by him. Includes 4,003 shares of Common Stock held by Mr. Abrams as

    Custodian under the New York Uniform Gifts to Minors Act for the benefit of his children. Mr. Abrams disclaims any beneficial interest in the shares held as Custodian. In January 1994, Mr. Abrams was granted an option pursuant to the Company's Non-Qualified Stock Option Plan to purchase 17,370 shares of Common Stock at $7.341 per share. Although no part of such option has been exercised, all shares subject to such option are included in the above table as beneficially owned.

(3) Mr. Rose has sole voting and investment power with respect to the shares owned by him. Includes 42,000 shares owned by each of Cardinal Investment Company, Inc. Pension Plan and Cardinal Investment Company, Inc. Profit Sharing Plan, of each of which Mr. Rose is Trustee.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
    Includes 2,500 shares held by Cardinal Partners, a general partnership of which Mr. Rose is Managing Partner. Excludes 72,200 shares of Common Stock held in trusts for the benefit of Mr. Rose's children. Mr. Rose disclaims any beneficial interest in such shares. Mr. Rose's wife has sole voting and investment power with respect to such shares.

(4) Mr. Webster has sole voting and investment power with respect to such shares. In December 1992, Mr. Webster was granted an option pursuant to the Company's Non-Qualified Stock Option Plan to purchase 2,316 shares of Common Stock at $6.045 per share, and in March 1994, Mr. Webster was granted an option to purchase 34,738 shares of Common Stock at $8.528 per share. Although no part of such option has been exercised, all shares subject to such option are included in the above table as beneficially owned.

(5) Mr. Gero shares voting and investment power with respect to such shares with his wife. In December 1993, Mr. Gero was granted an option pursuant to the Company's Non-Qualified Stock Option Plan to purchase 11,580 shares of Common Stock at $7.233 per share. Although no part of such option has been exercised, all such shares subject to such option are included in the above table as beneficially owned.

(6) Mr. Bishop has sole voting and investment power with respect to such shares.

(7) Includes 96,690 shares subject to options.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the securities are traded. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, the Company believes that during 1994 all such filing requirements applicable to its officers and directors (the Company not being aware of any ten percent holder other than Edward W. Rose, III, a director) were complied with.

                           I.  ELECTION OF DIRECTORS

     It is proposed to elect a Board of five directors to serve until the next annual election or until their successors are elected and qualify.

     Unless contrary instructions are indicated, the persons named as proxies in the form of Proxy solicited from holders of the Common Stock will vote for the election of the nominees indicated below. All such nominees are presently Directors of the Company. If any such nominees should be unable or unwilling to serve, the persons named as proxies will vote for such other person or persons as may be proposed by Management. Management has no reason to believe that any of the named nominees will be unable or unwilling to serve. Election of Directors by holders of the Common Stock will be by a plurality of the votes cast at the meeting, in person or by proxy, by holders of the Common Stock entitled to vote at the meeting.

     The following table lists the current Directors of the Company and the nominees proposed by Management for election by the holders of the Common Stock, all other positions and offices with the Company presently held by them and their principal occupations, in each case as furnished by them to the Company.

           NAME AND AGE                                               DIRECTOR
            OF NOMINEE                          POSITION               SINCE
- - - - - - -----------------------------------  ------------------------------  ----------

Leigh J. Abrams ...................  President, Chief Executive
  (Age 52)                           Officer and Director.                1984

Edward W. Rose, III ...............  Chairman of the Board of
  (Age 54)                           Directors.                           1984

David L. Webster ..................  President of Kinro, Inc. and
  (Age 58)                           Director.                            1984

James F. Gero .....................  Director.                            1992
  (Age 50)

Gene H. Bishop ....................  Director.                            1995
  (Age 65)

     LEIGH J. ABRAMS, served as President, Chief Executive Officer and a Director of Drew National Corporation, predecessor of the Company, from October

1979 to May 31, 1985. Since July 1994, Mr. Abrams has been President, Chief Executive Officer and a Director of Leslie Building Products.

     EDWARD W. ROSE, III, served as Chairman of the Board of Directors of Drew National Corporation from October 1979 to May 31, 1985. For more than the past five years, Mr. Rose has been President and sole stockholder of Cardinal Investment Company, Inc., an investment management firm and a non-clearing broker-dealer. Mr. Rose also serves as Co-Managing General Partner of the Texas Rangers Baseball Team and as a director of the following public companies:
Osprey Holding, Inc., previously engaged in selling computer software for hospitals; ACE Cash Express, Inc. engaged in check cashing services; D.F. & R., Inc., engaged in the operation of restaurants; and as a trustee of Liberte-Investors, engaged in real estate loans and investments. Since, July 1994, Mr. Rose has been Chairman of the Board of Leslie Building Products.

     DAVID L. WEBSTER, served as a Director and Vice President of Drew National Corporation from November 1980 until February 1983. Since November 1980, Mr. Webster has been President of Kinro, Inc., a subsidiary of the Company, and has been Chairman of Kinro, Inc. since November 1984.

     JAMES F. GERO, since March 1992, has been Chairman and Chief Executive Officer of Sierra Technologies, Inc., a manufacturer of defense systems technologies. From July 1987 to October 1989, Mr. Gero was Chairman and Chief Executive Officer of Varo, Inc., a manufacturer of defense electronics, and from 1985 to 1987, Mr. Gero was President and Chief Executive Officer of Varo, Inc. Mr. Gero also serves as a director of the following public companies:
Recognition Equipment, Inc., engaged in providing hardware, software and services to automate work processing systems; American Medical Electronics, Inc., engaged in manufacturing and distributing orthopedic and neurosurgical medical devices; and D.F. & R., Inc., engaged in the operation of restaurants. Since July 1994, Mr. Gero has been a Director of Leslie Building Products.

     GENE H. BISHOP was appointed as a Director by the Board of Directors on April 13, 1995. From March 1975 until July 1990, Mr. Bishop was Chief Executive Officer of MCorp, a bank holding company, and from October 1990 to November 1991, Mr. Bishop was Vice Chairman and Chief Financial Officer of Lomas Financial Corporation, a financial services company. From November 1991 until his retirement in October 1994, Mr. Bishop served as Chairman and Chief Executive Officer of Life Partners Group, Inc., a life insurance holding company, of which he continues to serve as a director. Mr. Bishop also serves as a director of the following publicly-owned companies: First USA, Inc., engaged in the credit card business; Liberte-Investors, engaged in real estate loans and investments; Southwest Airlines Co., a regional airline; and Southwestern Public Service Company, a public utility.

     RALPH C. PEPPER, not a nominee for election as a Director, was a Director of the Company from September 1990 until July 1994 when he resigned in connection with the Spin-off. Since July 1994, Mr. Pepper has been a Director of Leslie Building Products and continues to serve as President of Leslie-Locke.


     FREDRIC M. ZINN, not a nominee for election as a Director, has been Chief Financial Officer of the Company since June 1986. Since July 1994, Mr. Zinn has been Chief Financial Officer of Leslie Building Products.

     HARVEY J. KAPLAN, not a nominee for election as a Director, has been Secretary and Treasurer of the Company since May 1985. Since July 1994, Mr. Kaplan has been Secretary and Treasurer of Leslie Building Products. Mr. Kaplan is a Certified Public Accountant.

     Directors of the Company serve until the Company's next annual meeting of stockholders, and until their successors are elected and qualified. Executive officers serve at the discretion of the Board of Directors. To the knowledge of the Company, no Executive Officer or Director is related by blood, marriage or adoption to any other. Except for Mr. Bishop, each of the nominees named above was elected to his present term of office at the Annual Meeting of Stockholders held on May 12, 1994. Mr. Bishop was appointed as a Director on April 13, 1995. During the year ended December 31, 1994, the Board of Directors held five meetings. All Directors (excluding Mr. Bishop) attended all meetings of the Board of Directors.

     The Company has an Audit Committee of the Board of Directors consisting of Messrs. Rose, Abrams and Gero. The functions of the Audit Committee are to review the Company's annual and quarterly reports, review the independence of and ratify the selection of the independent auditors for the Company, conduct pre-audit and post-audit reviews with both financial management and the independent auditors, and assist in the development of the Company's annual business plan. The Audit Committee held two meetings during the year ended December 31, 1994.

     The Company has a Stock Option Plan Committee, consisting of Messrs. Rose and Gero, to determine and designate employees and Directors of the Company who are to be granted options, the number of shares subject to options, the nature and terms of the options to be granted, and to otherwise administer the Non-Qualified Stock Option Plan. Mr. Gero became a member of the Stock Option Plan Committee subsequent to the resignation of Ralph C. Pepper as a member of such Committee. See 'ELECTION OF DIRECTORS--Executive Compensation.' The Stock Option Plan Committee held three meetings during the year ended December 31, 1994.

     The Company has a Compensation Committee of the Board of Directors consisting of Messrs. Rose and Gero. The functions of the Compensation Committee are to develop compensation policies with respect to the Company's executive officers based, in part, on performance-related criteria, and to make recommendations to the Board of Directors regarding compensation of executive officers in accordance with such policies.

EXECUTIVE COMPENSATION

     Summary Compensation

     The following table sets forth the annual and long-term cash and noncash compensation for each of the last three calendar years awarded to or earned by the President and Chief Executive Officer of the Company and the Company's four other most highly compensated executive officers (such five executive officers collectively, the 'named executive officers') during the year ended December 31, 1994.

     A portion of the cash and noncash compensation set forth in the table paid to Messrs. Leigh J. Abrams, Fredric M. Zinn and Harvey J. Kaplan during the year ended December 31, 1994 was charged to Leslie Building Products pursuant to the Shared Services Agreement. See footnote 6 below and 'The Company.'

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                             ANNUAL COMPENSATION             COMPENSATION
                                     ------------------------------------   ---------------
NAME AND PRINCIPAL        CALENDAR                           OTHER ANNUAL   NUMBER OF STOCK    ALL OTHER
  POSITION                  YEAR      SALARY     BONUS       COMPENSATION   OPTIONS AWARDED   COMPENSATION
- - - - - - ------------------------  --------   --------   --------     ------------   ---------------   ------------

Leigh J. Abrams(1) .....    1994(6)  $180,000   $264,181(2)    $  5,490          17,370          $2,248
  President and Chief       1993      180,000    184,350(2)       4,307                           2,248
  Executive Officer         1992      180,000    106,411(3)       3,335                           2,857

Fredric M. Zinn ........    1994(6)  $125,000   $ 85,300(2)    $  9,309          17,370          $2,248
  Chief Financial           1993      125,000     59,650(2)       8,659           4,000           2,248
  Officer                   1992      120,000     42,000          6,891                           2,256

Harvey J. Kaplan .......    1994(6)  $100,000   $ 65,296(2)    $  2,869           5,790          $2,248
  Secretary and             1993      100,000     53,648(2)       3,723           2,500           2,248
  Treasurer                 1992      100,000     42,000          3,326                           1,813

David L. Webster(4) ....    1994     $125,000   $777,719(2)    $  2,581          34,738          $2,248
  President of Kinro,       1993      125,000    529,351(2)       2,077           2,000           2,698
  Inc.                      1992      125,000    438,629(3)       1,968                           2,815

Ralph C. Pepper ........    1994(5)  $ 87,500   $ 25,000       $  1,390           5,000          $  682
  President of              1993      150,000    100,000          8,600                           1,152
  Leslie-Locke, Inc.        1992      150,000    100,000(3)      11,772                           1,162

- - - - - - ------------------
(1) Mr. Abrams receives incentive compensation for each fiscal year equal to 2 1/2% of each of the Company's and Leslie Building Products' income before income taxes and extraordinary items, subject to certain adjustments.


(2) Beginning in 1993, Messrs. Abrams, Zinn, Kaplan and Webster received payments pursuant to a discretionary retirement bonus program. These bonuses must be used to purchase specified tax deferred annuities and/or cash value life insurance contracts. For 1994, Mr. Abrams received $30,000, Mr. Zinn received $15,300, Mr. Kaplan received $13,296 and Mr. Webster received $50,000 pursuant to this discretionary retirement bonus program.

(3) For Messrs. Abrams, Webster and Pepper, 1992 bonuses are for the fiscal year ended August 31, 1992. Bonuses for the four month transition period ended December 31, 1992 (resulting from a change of the Company's year end) are not included in the Summary Compensation Table.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
(4) Effective September 1, 1986, Kinro entered into an employment agreement with Mr. Webster which, as amended, provides for Mr. Webster's employment through August 31, 1996 at a salary of $125,000 per annum plus, for fiscal 1992 and 1993, a performance bonus equal to 5% of Kinro's Operating Profit (as defined) in excess of Operating Profit (as defined) for fiscal 1991. Mr. Webster received $129,440 as a performance bonus for fiscal 1992, of which $96,033 was applied to reduce a loan due from Mr. Webster to Kinro. Mr. Webster also receives a discretionary bonus determined by the Compensation Committee based upon Kinro's Operating Profit (as defined) for each fiscal year.

(5) Since the July 1994 Spin-off, Leslie Building Products (parent of Leslie-Locke, Inc.) has been a stand-alone company. The compensation shown for Mr. Pepper is applicable to the seven-month period prior to the Spin-off.

(6) Of the aggregate compensation paid to Messrs. Abrams, Zinn and Kaplan, an aggregate of $201,000 was charged to Leslie Building Products for the five-month period subsequent to the Spin-off pursuant to the Shared Services Agreement, of which $114,000 was applicable to Mr. Abrams, $54,000 was applicable to Mr. Zinn, and $33,000 was applicable to Mr. Kaplan. For the seven-month period prior to the Spin-off, the Company allocated to Leslie-Locke corporate overhead, including compensation paid to the foregoing officers, based upon a percentage of combined net sales.

STOCK OPTION PLAN

     See 'ADOPTION OF AMENDED AND RESTATED STOCK OPTION PLAN' for a discussion of the proposal to approve and adopt an amended and restated stock option plan.

     In January 1988, stockholders approved the Drew Industries Incorporated 1988 Non-Qualified Stock Option Plan (the 'Non-Qualified Plan') which was amended with stockholder approval in January 1993 and May 1994.

     Since 1988, options to purchase 609,489 shares of Common Stock were granted to approximately 65 employees in addition to seven Executive Officers and

Directors at exercise prices ranging from $2.483 to $8.528 per share. Of such options, options to purchase 262,570 shares of Common Stock have been exercised. The aggregate shares issued and issuable upon exercise of such options, including 170,511 shares available for grant, represented on March 31, 1995 approximately 14% of the aggregate Common Stock outstanding.

     Employees of the Company and any of its subsidiaries, and Directors of the Company, whether or not they are employees, are eligible to receive options under the Non-Qualified Plan. The Board of Directors appointed a Committee, which consists of Messrs. Rose and Gero to administer the Non-Qualified Plan and to determine and designate employees and Directors who are to be granted stock options under the Non-Qualified Plan. For so long as they serve as members of the Committee, Messrs. Rose and Gero cannot receive further options pursuant to the Non-Qualified Plan. If the Amended and Restated Stock Option Plan is adopted, members of the Committee will automatically be granted options under certain circumstances.

     The option price under the Non-Qualified Plan is 100% of the fair market value (the closing market price) of the Common Stock on the date of grant of the stock option. No stock option granted under the Non-Qualified Plan may be exercised more than ten years from the date it is granted.

OPTION GRANTS IN 1994

The following table summarizes stock options granted during 1994 to the named executive officers.

                                                                                               POTENTIAL
                                                                                            REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL
                                                                                             RATES OF PRICE
                                                                                            APPRECIATION FOR
                                                       INDIVIDUAL GRANTS                      OPTION TERM
                                       -------------------------------------------------   ------------------
                                       NUMBER OF     % OF TOTAL
                                         SHARES       OPTIONS
                                       UNDERLYING    GRANTED TO
                                        OPTIONS     EMPLOYEES IN   EXERCISE   EXPIRATION
                NAME                    GRANTED         1994        PRICE        DATE        5%        10%
- - - - - - -------------------------------------  ----------   ------------   --------   ----------   -------   --------
Leigh J. Abrams......................    17,370          7.1%       $7.341      1/31/99    $35,230   $ 77,848
Fredric M. Zinn......................    17,370          7.1%       $7.341      1/31/99    $35,230   $ 77,848
Harvey J. Kaplan.....................     5,790          2.4%       $8.528      5/31/99    $13,642   $ 30,145
David L. Webster.....................    34,738         14.3%       $8.528      3/31/99    $81,847   $180,861

OPTION EXERCISES IN 1994 AND YEAR-END VALUES

     The following table presents the value of unexercised options held by the named executive officers at December 31, 1994. No stock options were exercised by the named executive officers during 1994.

                                       NUMBER OF           VALUE OF UNEXERCISED
                                 SECURITIES UNDERLYING         IN-THE-MONEY
                                 UNEXERCISED OPTIONS AT         OPTIONS AT
                                   DECEMBER 31, 1994       DECEMBER 31, 1994(1)
                                    EXERCISABLE (E)          EXERCISABLE (E)
             NAME                  UNEXERCISABLE (U)        UNEXERCISABLE (U)
- - - - - - ------------------------------   ----------------------    --------------------
Leigh J. Abrams...............           17,300(U)               $ 17,961(U)
Frederic M. Zinn..............           17,370(U)               $ 17,961(U)
                                          4,632(E)               $ 10,792(E)
Harvey J. Kaplan..............            5,790(U)                      0
                                          2,894(E)               $  6,743(E)
David L. Webster..............           34,738(U)                      0
                                          2,316(E)               $  5,396(E)

- - - - - - -----------------------

(1) Market value of Common Stock at December 31, 1994 ($8.375) minus the exercise price.

COMPENSATION OF DIRECTORS

     Edward W. Rose, III, Chairman of the Board of Directors, receives an annual director's fee of $24,000, payable $2,000 per month, plus $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each Committee Meeting. In 1994, Mr. Rose received a $30,000 payment pursuant to a discretionary retirement bonus program intended to provide retirement income. Messrs. James F. Gero and Gene H. Bishop each receive an annual director's fee of $9,000, payable $750 per month, plus $500 for attendance at each meeting of the Board of Directors and $500 for attendance at each meeting of Committees of the Board of Directors on which they serve.

EMPLOYMENT CONTRACTS

     See footnote 4 to Summary Compensation Table for a description of the employment agreement between Kinro, Inc., a subsidiary of the Company, and David
L. Webster, President of Kinro, Inc. and a Director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company serves on the Compensation Committee, and there are no 'interlocks,' as defined by the Securities and Exchange Commission.

                      REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION POLICY

     The Compensation Committee of the Board of Directors (the 'Committee') consists of two non-employee directors, Edward W. Rose, III and James F. Gero. The Committee has the responsibility of developing the policies which govern compensation for executive officers, and making recommendations to the Board of Directors regarding compensation of executive officers in accordance with such policies.

     The Company's executive compensation policy is designed to enable the Company to attract, motivate and retain senior management by providing a competitive compensation opportunity based significantly on performance. The objective is to provide fair and equitable compensation to senior management in a way that rewards management for reaching and exceeding objectives. The compensation policy links a significant portion of executive compensation to the Company's performance, recognizes individual contribution as well as overall business results, and aligns executive and stockholder interest. The primary components of the Company's executive compensation are base salary, performance-related incentive compensation, stock options and discretionary bonuses. While the components of compensation are considered separately in this report, the Committee takes into account the full compensation package provided by the Company to each of its executives, including pension benefits, severance obligations, insurance and other benefits.

     Each year the Committee will review the Company's compensation policy utilizing both internal and external sources of information and analysis relating to corporate performance, total return to stockholders of comparable companies, and compensation afforded to executives by competitors of the Company. If appropriate, changes will be recommended.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN 1994

     The compensation policy applied by the Company in establishing the compensation for Leigh J. Abrams, the Company's President and Chief Executive Officer, is essentially the same as for other senior executives of the Company--to provide a competitive compensation opportunity that rewards Company performance and recognizes individual contribution.

     Pursuant to the Shares Services Agreement entered into between the Company and Leslie Building Products in connection with the Spin-off, a portion of Mr. Abrams' compensation for the five-month period subsequent to the Spin-off in the approximate amount of $114,000, representing 60.5% of his total compensation for that period, was charged to Leslie Building Products as the fair market value of services rendered by Mr. Abrams to Leslie Building Products.

     For calendar 1994, Mr. Abrams received base compensation of $180,000, plus incentive compensation of $234,181, equal to 2 1/2% of the Company's and Leslie Building Products' income before income taxes and extraordinary items, subject to certain adjustments. Mr. Abrams receives medical and life insurance, and certain other benefits. In 1994, Mr. Abrams was also awarded an additional payment of $30,000 pursuant to a discretionary retirement bonus program intended to provide retirement income. This bonus must be used to purchase specified tax deferred annuities or cash value life insurance contracts.

COMPENSATION OF EXECUTIVE OFFICERS IN 1994

     As with the Chief Executive Officer, compensation of other executive officers is intended to reward performance and recognize individual contribution. Accordingly, the chief executive officer of the Company's subsidiary receives compensation based upon the results of operations of such subsidiary.

     For calendar 1994, David L. Webster, President of Kinro, received base salary of $125,000, and a discretionary bonus of $727,719 based on Kinro's results of operations. For 1994, Mr. Webster also received a payment of $50,000 pursuant to a discretionary retirement bonus program intended to provide retirement income. Bonuses received pursuant to this program must be used to purchase either specified tax deferred annuities or cash value life insurance contracts.

     Other Executive Officers of the Company and its subsidiaries receive bonuses based upon their respective levels of organizational responsibility and the performance of the Company or the subsidiary by which they are employed.

STOCK OPTIONS

     The Company's Non-Qualified Stock Option Plan (the 'Non-Qualified Plan') provides for the grant of options to employees of the Company and its subsidiaries, and to Directors of the Company, to purchase the Company's Common Stock. The exercise price of the option is 100% of the fair market value (the closing market price) of the Company's Common Stock on the date of grant of the options. A Stock Option Committee consisting of Edward W. Rose, III and James F. Gero administers the Non-Qualified Plan and determines and designates employees and Directors who are to be granted options. For so long as they serve as members of the Stock Option Committee, Messrs. Rose and Gero cannot receive options under the Non-Qualified Plan. See 'Adoption of Amended and Restated Stock Option Plan' for a discussion of the proposal to amend the Non-Qualified Plan to provide, among other things, for automatic awards of options to members of the Stock Option Committee under certain circumstances.

     Because all options under the Non-Qualified Plan are granted at fair market value, any value which is ultimately realized by Executive Officers through stock options is based entirely on the Company's performance, as perceived by investors in the Company's Common Stock who establish the price for the Common Stock on the open market.

BENEFITS

     The Company maintains certain broad-based employee benefit plans in which Executive Officers participate, including an employee retirement savings plan (401(k) Plan) and other retirement, life and health insurance plans. The Company also provides an automobile or automobile allowance to its Executive Officers. The incremental cost to the Company of these benefits is less than 10% of the

Executive Officers' 1994 base salaries.

CONCLUSION

     A significant portion of the Company's executive compensation is linked directly to individual performance and Company earnings. The Committee intends to continue to determine compensation based upon these factors.

                                                  COMPENSATION COMMITTEE
                                                   Edward W. Rose, III
                                                      James F. Gero

COMPARATIVE STOCK PERFORMANCE

     The following graph compares, for the last five calendar years, the cumulative stockholder return on the Common Stock of the Company with the cumulative return on the Russell 2000 Index and on the common stocks of the companies included in the AMEX Housing Construction and Land Development Index. This Index was selected because, as a result of the Spin-Off, the Company is no longer engaged in the business conducted by Leslie-Locke, and the representative peer group of companies with which the Company's performance was compared in the prior year is not appropriate.

     The graph assumes investment of $100 on December 31, 1989 in the Company's Common Stock, the Russell 2000 Index, the AMEX Housing Construction and Land Development Index, and the common stocks of the peer group companies, and assumes that any dividends were reinvested. As required when peer groups are changed, the graph also reflects a comparison of the Company's performance to the peer group for the prior year.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG DREW INDUSTRIES INCORPORATED, THE RUSSELL 2000 INDEX,
    THE AMEX HOUSING CONSTRUCTION & LAND DEVELOPMENT INDEX AND A PEER GROUP

                   Drew Industries  Russell     AMEX Housing Construction  Peer
                   Incorporated     2000 Index  & Land Development         Group
                   ---------------  ----------  -------------------------  -----
December 31:
   1989..........      100            100                100                100
   1990..........       59             80                 52                 67
   1991..........      166            117                 63                 85
   1992..........      510            139                 77                106
   1993..........      462            166                113                203
   1994..........      523            163                116                159

* $100 INVESTED ON 12/31/89 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the Company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. If the claim was brought against any such person by or in the right of the Company, the Company may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Company, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

     The Company's Restated Certificate of Incorporation provides that the Company may indemnify its officers, directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law. Accordingly, no director of the Company is liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

             II. ADOPTION OF AMENDED AND RESTATED STOCK OPTION PLAN

INTRODUCTION

     At the Annual Meeting, there will be presented to stockholders a proposal to approve the adoption of an amended and restated Stock Option Plan (the 'Plan') which was adopted by the Board of Directors on January 26, 1995, subject to stockholder approval.

     Since 1988, options to purchase an aggregate of 609,489 shares of Common Stock were granted to approximately 65 employees in addition to seven Executive Officers and Directors at exercise prices ranging from $2.483 to $8.528 per share. Of such options, options to purchase 262,570 shares of Common Stock have been exercised. The aggregate shares issued and issuable upon exercise of such options, including 170,511 shares available for grant, represented on March 31, 1995 approximately 14% of the aggregate Common Stock outstanding.

     Management believes that the Company's long-term success is dependent upon the ability of the Company to attract and retain qualified employees and Directors and to motivate their best efforts on behalf of the Company's interest. It is the view of Management that stock options constitute an important part of the Company's compensation of its officers and other employees, and will make service on the Board of Directors and its Committees more attractive by providing an incentive to increase participation in the Company's long-term success.

     At the Annual Meeting, there will be presented to stockholders a proposal to approve the adoption of an amended and restated stock option plan. The full text of the proposed plan appears as Exhibit 'A' to this Proxy Statement.

STOCK OPTION PLAN

     On March 29, 1995, the Board of Directors adopted, subject to stockholder approval, amendments to the Drew Industries Incorporated 1988 Non-Qualified Stock Option Plan and restated it as the Drew Industries Incorporated Stock Option Plan (the 'Plan'). The Plan enables the Company to grant to Directors and key employees of the Company and its subsidiaries options to purchase the Company's Common Stock, and reflects changes in applicable laws since 1988. The

Plan provides for the grant of stock options that qualify either as incentive stock options ('ISOs') under Section 422 of the Code or non-qualified stock options ('NQSOs').

     The amendments make the following material changes to the existing Non-Qualified Plan: (i) ISOs may be granted under the Plan; (ii) members of the Stock Option Plan Committee (the 'Committee') will receive Formula Options, enabling them to maintain their disinterested status under the securities and tax laws; (iii) the Plan limits the number of shares for which options may be granted to any individual; (iv) the Plan provides rules governing the exercise of options by deceased, disabled or terminated employees and Directors, and (v) the Plan makes available a number of alternative methods for grantees of options to pay for the Common Stock purchased pursuant to options. The amendments apply only to the 170,511 shares which remain available for grant under the plan.

     Under the Plan, since 1988 the Committee has granted options to purchase 609,489 shares of Common Stock and is authorized to grant options to purchase up to an additional 170,511 shares (representing an aggregate of 780,000 shares or approximately 14% of the Company's issued and outstanding Common Stock). The remaining 170,511 shares available for grant have been allocated 25,000 shares to Non-Employee Directors and members of the Committee and 145,511 shares to eligible employees, provided that no grantee, whether or not now a participant in the Plan, can be hereafter granted options to purchase more than an aggregate of 25,000 shares under the Plan.

     The Committee has sole and complete authority to determine the individuals eligible to receive stock options under the Plan, and to determine the number of stock options to be granted to eligible individuals, as well as the terms and conditions under which grants will be made (including limitations, restrictions or prohibitions upon the exercise of stock options), except that Non-Employee Directors are not eligible for ISOs. The Committee will determine the period for which each stock option may be exercisable, but in no event may a stock option be exercisable more than 10 years from the date of grant thereof. The number of shares available under the Plan, and the exercise price of options granted under the Plan, are subject to adjustments that may be made by the Committee to reflect stock splits, stock dividends, recapitalizations, mergers, or other major corporate action.

     The exercise price for options granted under the Plan will be determined by the Committee in its sole discretion, provided that the exercise price in the case of incentive stock options will be at least equal to 100% of the fair market value of the Common Stock subject to such option on the date of grant. The exercise price may be paid in cash or in shares of Common Stock. Options granted under the Plan become exercisable in annual installments determined by the Committee and are also subject to performance criteria. An ISO may not be granted to an individual who is treated as a '10% Shareholder' of the Company under Section 422 of the Code, unless the exercise price is 110% of fair market value on the date of grant and the ISO is exercisable for a period not longer than five years from the date of grant.

     The Board of Directors is authorized to terminate, suspend or amend the

Plan; provided that the amendment or termination cannot affect the validity of any then outstanding stock option previously granted under the Plan, and provided further that the Board of Directors cannot without stockholder approval; (a) increase the maximum number of shares covered by the Plan or change the class of employees eligible to receive stock options; (b) reduce the option price for ISO's below the fair market value of the Common Stock on the date of the grant of such option; or (c) extend beyond l0 years from the date of the grant the period within which an option may be exercised. The Plan will terminate on December 31, 2003 and no option may be granted after its termination date. Options granted prior to the termination date may be exercised in accordance with their terms beyond the termination date.

     Each member of the Committee will automatically be awarded an option ('Formula Option') to purchase 2,500 shares of Common Stock on the December 31st of each year in which such Committee Member has served not less than twelve consecutive months as a Director of the Company. Such Formula Options will immediately vest and will be exercisable during the five-year period following the date of grant. The purchase price of the Common Stock subject to the Formula Options shall be not less than 100% of the fair market value of the Common Stock on the date such Formula Option is granted, subject to adjustment as provided in the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following are the tax consequences resulting from the receipt and exercise of the options granted under the Plan:

     Under Section 422 of the Code, no regular income tax consequences result from the grant of an ISO or the exercise of an ISO by the employee provided the employee continues to hold the Common Stock acquired on the exercise of an ISO for the requisite holding periods described below. The employee will be taxed only upon the sale or disposition of the Common Stock acquired under an ISO and the gain recognized at the time will be long-term capital gain. The holding period requirements necessary for ISO treatment are as follows: (i) such Common Stock must not have been disposed of within two years from the date the ISO was granted, and (ii) such Common Stock must have been held for at least one year from the date the Common Stock was transferred to the employee upon the exercise of the ISO. In addition, to receive ISO treatment, the option holder generally must be an employee of the Company or its subsidiaries from the date the stock option was granted until three months before the date of exercise.

     The amount by which the fair market value of the Common Stock received upon exercise of an ISO exceeds the option price constitutes an item of tax preference that may be subject to the alternative minimum tax. If an employee is subject to the alternative minimum tax as a result of the exercise of any ISO, for purposes of calculating the gain on a disposition of such Common Stock solely for purposes of the alternative minimum tax, the amount treated as a preference item will be added to his tax basis for the Common Stock.

     If an employee disposes of Common Stock acquired through exercise of an ISO before expiration of the applicable holding periods, the employee will realize compensation income on the date of disposition measured by the lesser of: (i) the fair market value of the Common Stock on the date of exercise of the ISO minus the option price, or (ii) the amount realized on disposition minus the option price. Any additional gain would be treated as either long-term or short-term capital gain, depending on whether or not the Common Stock was held by an employee for at least one year prior to sale or disposition.

     Gain realized by an employee upon the disposition of the Common Stock acquired by exercise of an ISO is taxable in the year of disposition, but such income is not subject to income tax withholding if the requisite holding periods have been satisfied. If either of the holding periods is not satisfied, however, disposition of the Common Stock may result in taxable income to the employee as additional compensation which is subject to withholding. The employee must reimburse the Company (or the employer subsidiary) at the rate of 28% of that compensation, as determined by the Company to satisfy the Company's withholding tax liability for Federal income taxes, in addition to any state or local government withholding taxes.

     With regard to NQSO's, the participant will recognize ordinary income at the time of the exercise of the option in an amount equal to the difference between the exercise price and the fair market value of the Common Stock received on the date of exercise. If the exercising participant is an employee, such income will be subject to withholding. When the participant disposes of the Common Stock acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount received is less than the fair market value of the Common Stock on the date of exercise, the loss will be treated as long or short-term capital loss, depending upon the holding period of the Common Stock.

     The Company or its subsidiary (if the subsidiary is the employer) will not be entitled to a deduction upon the exercise of an ISO or the later sale of Common Stock acquired on exercise of an ISO unless the employee recognizes compensation income upon such exercise or sale. In this case, the Company or the employer subsidiary will be entitled to a deduction equal to the amount of compensation income recognized by the employee. With regard to NQSOs, the Company or the employer subsidiary will be entitled to a deduction equal to the amount of compensation income recognized by the participant upon exercise of the option.

     The foregoing discussion is merely a summary of the more significant effects of the Federal income tax on an employee and the Company with respect to the receipt and exercise of options granted under the Plan and does not purport to be a complete analysis of the tax laws dealing with this subject. Reference should be made to the applicable provisions of the Code and the Regulations promulgated thereunder. In addition, this summary does not discuss the provisions of the income tax laws of any state or foreign country in which an employee may reside. Each employee will be advised to consult his or her own tax advisor concerning the Federal (and any state and local) income tax consequences of receipt and exercise of options.

VOTE

     The favorable vote of a majority of the votes cast at the Annual Meeting is required to approve the adoption of the Plan.

     Management recommends that you vote FOR approval of the adoption of the Plan.

               III. APPROVAL OF 1995 EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

     At the Annual Meeting, there will be presented to stockholders a proposal to approve the adoption of the 1995 Employee Stock Purchase Plan (the 'Stock Purchase Plan'), which was adopted by the Board of Directors on March 29, 1995, subject to stockholder approval.

     The Stock Purchase Plan is summarized below. However, the summary is qualified in all respects by the full text of the Stock Purchase Plan which appears as Exhibit 'B' to this Proxy Statement.

     The Stock Purchase Plan provides all regular full-time employees of the Company and its subsidiaries a convenient and cost-effective means to purchase shares of the Company's Common Stock on a voluntary basis through payroll deductions, without paying commissions. The Company does not make any contributions to the Stock Purchase Plan. Management believes that the Stock Purchase Plan provides employment incentive, and encourages stock ownership by employees, thereby increasing the employees' interest and participation in the success of the Company.

SHARES SUBJECT TO THE STOCK PURCHASE PLAN

     A total of 250,000 shares of Common Stock of the Company will be available for issuance under the Stock Purchase Plan. In the event of a stock split, stock dividend or other subdivision, combination or reclassification of the Company's Common Stock, appropriate adjustments will be made with respect to the maximum number of shares subject to, and the purchase price for the shares under, the Stock Purchase Plan.

OPERATION OF THE PURCHASE PLAN

     The Stock Purchase Plan provides eligible employees with the opportunity to purchase shares of Common Stock, without paying commissions, pursuant to a payroll deduction program. The Stock Purchase Plan provides for six offering periods (the 'Offering Periods') during which employee contributions may be made to purchase shares of Common Stock. Generally, each Offering Period be will for one year, except the initial Offering Period which will be for the six month period beginning July 1, 1995 and the last Offering Period which will be for the six month period beginning January 1, 2000. Each Offering Period is divided into interim three-month purchase periods (the 'Interim Purchase Period'). At the end of each Interim Purchase Period, shares will be purchased automatically at 85% of the market price at the beginning of each Offering Period or on the last day of each Interim Purchase Period, whichever is lower.

     The number of shares purchased pursuant to the Stock Purchase Plan will be credited to the participant's plan account and held in the name of a nominee for the participant. Notice of each purchase will be furnished to the participant. Certificates representing shares purchased pursuant to the Stock Purchase Plan will be issued and delivered to the participant upon the participant's written request or upon withdrawal from the Stock Purchase Plan.

     A participant will have all rights as a stockholder with respect to any shares purchased under the Stock Purchase Plan from the date such shares are credited to the participant's plan account. A participant will be entitled to exercise any and all voting rights with respect to any shares held on behalf of the participant by the nominee, and will be entitled to all dividends or other distributions made with respect to any such shares held by the nominee.

     An employee may have up to 10% of his total compensation (including commissions, overtime and bonuses, but excluding benefits) withheld and applied to the purchase of shares under the Stock Purchase Plan. However, during any Offering Period no employee is entitled to purchase Common Stock under the Stock Purchase Plan which together with Common Stock which the employee may purchase under any other qualified stock purchase plan maintained by the Company, has a fair market value (regardless of purchase price) in excess of $25,000 (or $12,500 for the first and last Offering Periods), or more than 5,000 shares (or 2,500 shares for the first and last Offering Periods). Aggregate purchases by all employees during any Offering Period may not exceed 50,000 shares (or 25,000 shares for the first and last Offering Periods). Shares available but not purchased during any Offering Period are carried over to and may be purchased during subsequent Offering Periods.

ELIGIBILITY AND ENROLLMENT

     All employees of the Company and its subsidiaries who have been continuously employed for a period of at least six months prior to the commencement of each Interim Purchase Period may participate in the Stock Purchase Plan. However, employees who are customarily employed for less than 20 hours per week or for less than five months in any calendar year are not eligible to partici-pate. Further, any employee who owns, or holds options to acquire, or who, as a result of participation in the Stock Purchase Plan, would own or hold options to acquire an aggregate of five percent or more of the Company's Common Stock is not eligible to participate in the Stock Purchase Plan.

     An employee may enroll in the Stock Purchase Plan on January 1st or July 1st of each Offering Period. An employee who joins the Stock Purchase Plan after the beginning of the Offering Period will have a purchase price equal to 85% of the market price on the effective date of joining the Stock Purchase Plan or on the date of purchase, whichever is lower.

WITHDRAWAL; TERMINATION; RE-ENROLLMENT

     A participant may withdraw from the Stock Purchase Plan at any time. The Stock Purchase Plan allows for re-enrollment on the first entry date occurring after six months following withdrawal. Termination of a participant's employment for any reason, including retirement or death, or the participant's failure to remain an eligible employee, also terminates participation in the Stock Purchase Plan. In the event of termination, all payroll deductions previously credited to the participant's account and not applied to the purchase of shares will be returned, without interest. Certificates representing shares purchased prior to such termination will be furnished to the participant.

ADMINISTRATION

     The Stock Purchase Plan is administered by the Board of Directors of the Company, or by a Committee appointed by the Board. The Board or any Committee so appointed has the power to make, amend and repeal rules and regulations for the interpretation and administration of the Stock Purchase Plan, all of which are final and binding upon each participant.

DURATION AND MODIFICATION

     The Stock Purchase Plan will remain in effect until June 30, 2000 unless terminated earlier by action of the Board of Directors or until all of the shares reserved for issuance thereunder have been issued. The Stock Purchase Plan may be terminated or amended from time to time by the Board of Directors, provided that a participant's existing rights cannot be adversely affected thereby, nor may any amendment be made without the approval of stockholders of the Company if such amendment would authorize a sale of more shares than are authorized for issuance, materially modify the requirements for eligibility to participate in the Stock Purchase Plan, increase the maximum number of shares which a participant may purchase during any Offering Period, extend the term of the Stock Purchase Plan, alter the purchase price formula so as to reduce the price per share to be purchased under the Stock Purchase Plan, materially increase the benefits accorded to participants under the Stock Purchase Plan, or cause the Stock Purchase Plan to fail to meet the requirements of an 'employee stock purchase plan' under Section 423 of the Code. If the stockholders of the Company do not approve the Stock Purchase Plan, it will automatically terminate.

FEDERAL INCOME TAX CONSEQUENCES

     The Stock Purchase Plan is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to an employee at the time shares are purchased under the Stock Purchase Plan. An employee will be subject to tax upon disposition or sale of the shares acquired under the following rules:

          1. If the shares are sold at least two years after the first day of the Offering Period (or such employee's entry date, if later) during which the employee purchases the shares, and more than one year after the purchase of the shares by the employee, the employee will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares on the first day of the Offering Period (or entry date) over the purchase price of the shares, or (b) the excess of the fair market value of the shares at the time such shares are disposed of over their purchase price. Any additional gain recognized upon such sale will be treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, the employee will not recognize any ordinary income and he or she will recognize a long-term capital loss equal to the difference.

          2. If the shares are sold or disposed of prior to the expiration of two years after the first day of the Offering Period (or the employee's entry date, if later) during which the employee purchases the shares or less than one year after the employee acquired the shares, the excess of the fair market value of the shares at the date of purchase over the purchase price will be treated as ordinary income to the employee. The balance of any gain will be treated as a capital gain and will qualify for long-term capital gain treatment if the shares have been held more than one year following the purchase. If the shares are not held for the requisite time and are later sold for less than their fair market value on the date of purchase, the employee will recognize the same amount of ordinary income, and he or she will have a capital loss equal to the difference between the sale price and the fair market value of the shares on such purchase date.

     The amount of ordinary income recognized by the employee will be added to the actual purchase price of the shares to determine the employee's tax basis of the shares for the purpose of calculating capital gain or loss.

     The Company is entitled to a deduction for amounts treated as ordinary income to an employee if the employee disposes of the shares prior to the expiration of the two-year or one-year periods described above. The Company will not be entitled to any deduction if the employee satisfies both of these holding periods.

     In the event an employee dies while owning stock acquired under the Stock Purchase Plan, the employee's final income tax return will reflect income in an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time the shares were purchased over the purchase price of the shares or (b) the excess of the fair market value of the shares at the time of the employee's death over the purchase price of the shares.

     The foregoing discussion is merely a summary of the more significant effects of the Federal income tax on an employee and the Company with respect to the shares purchased under the Stock Purchase Plan and does not purport to be a complete analysis of the tax laws dealing with this subject. Reference should be made to the applicable provisions of the Code and the Regulations promulgated thereunder. In addition, this summary does not discuss the provisions of the income tax laws of any state or foreign country in which an employee may reside. Each employee will be advised to consult his or her own tax advisor concerning the Federal (and any state and local) income tax consequences of participation in the Stock Purchase Plan.

VOTE

     The favorable vote of a majority of the votes cast at the Annual Meeting is required to approve the adoption of the Stock Purchase Plan.


     Management recommends that you vote FOR approval of the adoption of the Stock Purchase Plan.

             IV. AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     It is proposed that the stockholders approve and adopt an amendment to the Company's Restated Certificate of Incorporation which would eliminate Preferred Stock from the Company's authorized capital stock. The full text of the amendment appears as Exhibit 'C' to this Proxy Statement.

     At present, the Company is authorized to issue 20,000,000 shares of Common Stock, par value $0.01 per share, of which 4,933,624 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $5.00 per share, none of which have been issued. Under Delaware law, the Company is required to pay a franchise tax based on its authorized capital stock. Accordingly, the Company has been paying franchise taxes of approximately $10,000 per year allocable to its authorized Preferred Stock. Management does not anticipate the need to issue Preferred Stock in the future. The effect of the amendment will be to eliminate the Preferred Stock thereby avoiding payment of the applicable franchise taxes.

     The favorable vote of a majority of the votes cast at the Annual Meeting is required to approve the adoption of the amendment.

     Management recommends that you vote FOR approval of the adoption of the amendment.

                           V. APPOINTMENT OF AUDITORS

     It is proposed that the stockholders ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors for the purpose of auditing and reporting upon the consolidated financial statements of the Company for the year ending December 31, 1995. It is expected that a representative of that firm will be present at the Annual Meeting of Stockholders to be held on June 13, 1995 and will be afforded the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

     Management recommends that you vote FOR ratification of the appointment of KPMG Peat Marwick LLP, as independent auditors for the year ending December 31, 1995.

                       VI. TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which Management intends to present or knows that others will present at the meeting is that set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the form of Proxy solicited from holders of the Common Stock to vote the Proxy on such matters in accordance with their judgment.

                             STOCKHOLDER PROPOSALS


     All proposals which stockholders of the Company desire to have presented at the Annual Meeting of Stockholders to be held in June, 1996 must be received by the Company at its principal executive offices on or before March 1, 1996.

                                         By Order of the Board of Directors

                                                EDWARD W. ROSE, III
                                         Chairman of the Board of Directors

May 10, 1995

                                                                     EXHIBIT 'A'

                 DREW INDUSTRIES INCORPORATED STOCK OPTION PLAN
                              Dated March 29, 1995

1.  Purpose.

     Drew Industries Incorporated, a Delaware corporation (the 'Corporation'), desires to attract and retain directors, officers and employees of outstanding talent. This Drew Industries Incorporated Stock Option Plan (the 'Plan') amends and restates the Drew Industries Incorporated 1988 Non-Qualified Stock Option Plan. As amended and restated, the Plan affords eligible directors, officers and employees of the Corporation and its Subsidiaries the opportunity to acquire proprietary interests in the Corporation and thereby encourages their continued employment and highest levels of performance.

2.  Scope and Duration.

     (a) Awards under the Plan may be granted in the form of incentive stock options ('incentive stock options') as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code'), and non-qualified stock options ('non-qualified options') (the term 'options' includes incentive stock options and non-qualified options) to acquire shares of common stock of the Corporation, par value $.01 per share (the 'Common Stock')

     (b) The maximum aggregate number of shares of Common Stock as to which awards of options may be made from time to time under the Plan is 780,000 shares of which 170,511 shares are available for grant as of the date hereof, which shall be allocated (i) 25,000 shares to 'Non-Employee Directors' (as defined herein), and to members ('Committee Member') of the Committee (as defined in
Section 3(a)) only in accordance with Section 4(e) and (ii) 145,511 shares to eligible employees. The maximum number of shares of Common Stock with respect to which options may be hereafter granted to any existing or future participant during the remaining term of the Plan shall not exceed 25,000 shares. Options may be awarded under this Plan until December 31, 2003. Shares issued pursuant to exercise of an option granted under this Plan may be, in whole or in part, as the Board of Directors of the Corporation (the 'Board of Directors') shall from time to time determine, authorized but unissued shares or issued shares reacquired by the Corporation. If for any reason any shares as to which an option (other than those described in Section 4(e)) has been granted cease to be subject to purchase thereunder, or to the extent that any awards under the Plan denominated in shares are surrendered to the Corporation upon the exercise of an option in partial or complete payment of the option shares then being acquired upon such exercise, then (unless the Plan shall have been terminated) such shares, and any shares surrendered to the Corporation upon such exercise, shall become available for subsequent awards under the Plan unless such shares, if so made available for subsequent awards under the Plan, would not be exempt from
Section 16(b) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') pursuant to Rule 16b-3, as amended, thereunder ('Rule 16b-3'); provided, however, that shares surrendered to the Corporation upon the exercise of an incentive stock option shall not be available for subsequent award of additional options under the Plan. For purposes of this Plan, a 'Non-Employee Director' shall mean a director of the Corporation or a subsidiary (as defined in Section

4(a)) who is not also an employee of the Corporation or a subsidiary and who is not a Committee Member.

3.  Administration.

     (a) The Plan shall be administered by a Committee (the 'Committee') designated by the Board of Directors consisting of members of the Board of Directors who qualify as 'disinterested persons,' within the meaning of Rule 16b-3, and as 'outside directors' within the meaning of Section 162(m) of the Code as may be determined by the Board of Directors.

     (b) Subject to Section 4(e), the Committee shall have plenary authority in its sole discretion, subject to and not inconsistent with the express provisions of this Plan: (i) to grant options, to determine the purchase price of the Common Stock covered by each option, the term of each option, the persons ('participants') to whom options shall be granted, the time or times at which options shall be granted and vest, and the number of shares to be covered by each option; (ii) to establish the terms and conditions under which grants will be made (including limitations, restrictions or prohibitions upon the exercise of options); (iii) to designate options as incentive stock options or non-qualified options; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with awards under the Plan; and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) The Committee may delegate to one or more of its members (or to one or more agents) such administrative duties as it may deem advisable, and the Committee (or any person to whom it has delegated duties as aforesaid) may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, that the Committee may not delegate any duties to a member of the Board of Directors who would not qualify as a 'disinterested person' to administer the Plan as contemplated by Rule 16b-3, or other applicable rules under the Exchange Act. The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all participants, the Corporation and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or awards made hereunder, and all members and agents of the Committee shall be fully indemnified and held harmless by the Corporation in respect of any such action, determination or interpretation.

4.  Eligibility; Factors to be Considered in Making Awards.

     (a) Only directors, officers and employees of the Corporation or its subsidiaries may receive awards under the Plan. The term 'subsidiary' means any corporation fifty-one percent (51%) or more of the common stock of which is owned, directly or indirectly, by the Corporation. A Committee Member shall be entitled to receive only a Formula Option in accordance with the provisions of
Section 4(e).

     (b) In determining the employees and Non-Employee Directors to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature and performance of such person's duties, his or her present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

     (c) Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to, awards or grants under any other compensation plan maintained by the Corporation or its subsidiaries.

     (d) The Committee, in its sole discretion, may grant to an employee or Non-Employee Director who has been granted an award under the Plan or any other compensation plan maintained by the Corporation, one of its subsidiaries, or any successor thereto, in exchange for the surrender and cancellation of such award, a new award in the same or a different form and containing such terms, including without limitation a price which is different (either higher or lower) than any price provided in the award so surrendered and canceled, as the Committee may deem appropriate.

     (e) Each Committee Member who is a director of the Corporation shall automatically be awarded an option ('Formula Option') to purchase 2,500 shares of Common Stock, on the terms and conditions set forth herein, on the December 31st of each year in which such Committee Member has served not less than twelve (12) consecutive months as a director of the Corporation. Such Formula Options shall immediately vest and shall be exercisable during the five year period following the date of grant. The purchase price of Common Stock subject to such Formula Options shall be not less than 100% of the fair market value (as defined in Section 5(c)) of the Common Stock on the date such Formula Option is granted. Such price shall be subject to adjustment provided in paragraph 11(b).

     (f) Non-Employee Directors covered by this Plan shall not be eligible for incentive stock options.

5.  Option Price.

     (a) Except as set forth in Section 4(e), the purchase price of the Common Stock covered by each option shall be determined by the Committee in its sole discretion; provided, however, that in the case of incentive stock options, the purchase price shall be not less than 100% of the fair market value of the Common Stock on the date the option is granted, provided, however, that the purchase price of an incentive stock option which is granted to an individual who is treated as a '10% Shareholder', within the meaning of Section 422 of the Code, shall be not less than 110% of fair market value or the date of grant. Such price shall be subject to adjustment as provided in paragraph 11(a).


     (b) The purchase price of the shares of Common Stock as to which an option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check or other instrument acceptable to the Corporation, or (if permitted by the Committee and subject to such terms and conditions as it may determine) in shares of the Common Stock, valued at their fair market value or by surrender of outstanding awards under the Plan. In addition, an employee shall pay any amount necessary to satisfy applicable federal, state or local withholding tax requirements promptly upon notification of the amount due. The Committee may permit such withholding tax to be paid in shares of Common Stock previously owned by the employee (but not in shares of Common Stock that would otherwise be distributed to such employee upon exercise of the option), or a combination of cash and shares of such previously owned Common Stock, and any such shares shall be valued at their fair market value.

     (c) For purposes of the Plan 'fair market value' of the Common Stock shall mean:

          (i) If the Common Stock is listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the average of the daily closing prices per share for the fifteen (15) consecutive trading days immediately preceding the day as of which 'fair market value' is being determined. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information.

          (ii) If the Common Stock is not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, 'fair market value' shall be as determined in good faith by the Board of Directors as of a date which is within fifteen days of the date as of which the determination is to be made.

6.  Term of Options.

     The term of each incentive stock option granted under the Plan shall be such period of time as the Committee shall determine, but not more than ten years from the date of grant, subject to earlier termination as provided in paragraphs 9 and 10; provided, however, that the terms of an option granted to a 10% Shareholder shall not exceed five years. The term of each non-qualified stock option granted to an employee or Non-Employee Director under the Plan shall be such period of time as the Committee shall determine, subject to earlier termination as provided in paragraphs 9 and 10. The term of each Formula Option shall be as set forth in Section 4(e).

7.  Exercise of Options.


     (a) Except as provided in Section 4(e), each option shall vest and become exercisable in whole or in part, at such time and upon such criteria as the Committee shall determine in its discretion from time to time, not inconsistent with the express provisions of this Plan, as set forth in an option agreement to be signed by each participant, provided that no shares into which an option has been exercised may be sold or otherwise transferred within six months following such option's grant date.

     (b) Subject to the provisions of the Plan and unless otherwise provided in the option agreement, an option granted under the Plan shall vest and become exercisable in full at the earliest of the participant's death, Eligible Retirement (as defined below), or Total Disability (as defined in paragraph 10). For purposes of this Plan, the term 'Eligible Retirement' shall mean the date upon which a participant, having attained the age of retirement then utilized by the Corporation, terminates his or her employment or service as an officer or a director with the Corporation or its subsidiary.

     (c) An option may be exercised, at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares of Common Stock as to which the option has become exercisable; provided, however, that an option may not be exercised at any one time as to less than 100 shares of Common Stock (or less than the number of shares as to which the option is then exercisable, if that number is less than 100 shares).

     (d) Subject to the provisions of paragraphs 9 and 10, in the case of incentive stock options, no option may be exercised at any time unless the holder thereof is then an employee of the Corporation or its subsidiaries. For purposes of this subparagraph 7(d), subsidiary shall include, as under Treasury Regulations Section 1.421-7(h)(3) and (4), example (3), any corporation which is a subsidiary of the Corporation during the entire portion of the requisite period of employment during which it is the employer of the holder.

     (e) Upon the exercise of an option, in whole or in part, in accordance with the Plan, the option agreement and such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a stockholder with respect to the shares issued as a result of such exercise.

8.  Non-Transferability of Options Granted.

     Options granted under the Plan shall not be transferable by the grantee thereof otherwise than by will or the laws of descent and distribution; provided, however, that the designation of a beneficiary by an employee, a Non-Employee Director or a Committee Member shall not constitute a transfer; and options may be exercised during the lifetime of such person only by such person or, unless such exercise would disqualify an option as an incentive stock option, by such person's guardian or legal representative.

9.  Termination of Employment and Service as a Non-Employee Director.

     In the event that the employment of an employee, or the service of a Non-Employee Director or Committee Member, to whom an option has been granted under the Plan shall be terminated for any reason other than as set forth in paragraph 10, such option may, subject to the provisions of the Plan, be exercised (but only to the extent that the employee or Non-Employee Director was entitled to do so at the termination of his or her employment) at any time within thirty (30) days after such termination, but in no case later than the date on which the option terminates; provided, however, that if employment of an employee or the service of a Non-Employee Director or Committee Member is terminated for Cause (as defined below), the Option hereunder shall lapse immediately upon such termination and shall not thereafter be exercisable. For purposes of this Agreement, 'Cause' shall mean willful misconduct or gross negligence which has an adverse effect, financial or otherwise, on the Corporation or any of its subsidiaries; dishonesty, embezzlement, fraud, accepting bribery or kickbacks or similar acts involving the Corporation or any of its subsidiaries or in connection with employment by the Corporation; conviction of, or a plea of guilty or nolo contendre to, a felony or any crime involving moral turpitude; or habitual absenteeism as a result of substance abuse.

     Except with respect to Formula Options of Committee Members, any option agreement or any rules and regulations relating to the Plan may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the Plan or in any award granted pursuant to the Plan shall confer upon any employee or director any right to continue in the employ or service of the Corporation or any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate such employment at any time.

10.  Eligible Retirement, Death or Total Disability of Participant.

     If any participant shall die, or suffer a Total Disability, while employed by, or acting as an officer or a director of, the Corporation or its subsidiaries or if any such participant terminates his or her employment or service as an officer or a director pursuant to an Eligible Retirement, such option may be exercised, as set forth herein, whether or not the participant was otherwise entitled at such time to exercise such option. Subject to the restrictions otherwise set forth in the Plan, such option shall be exercisable by the participant, a legatee or legatees of the participant under the participant's last will, or by the participant's personal representatives or distributees, whichever is applicable, at any time (but in no case later than the date on which the option terminates in accordance with the terms of grant) before the earlier of (i) one year following the date of the participant's death or Total Disability (if the participant shall have died or suffered a Total Disability while employed by, or acting as a director of, the Corporation or its subsidiaries), or (ii) three months following the date of such participant's Eligible Retirement.

     For purposes of this plan, 'Total Disability' means the incapacity of the participant, as a result of accident or sickness, which results in termination of employment or service as a Non-Employee Director or Committee member.


11.  Adjustments Upon Changes in Capitalizations, etc.

     (a) Notwithstanding any other provision of the Plan, except as set forth in Section 11(b), the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock other than a normal cash dividend, changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchange of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Committee may make such adjustment as it deems equitable in respect of outstanding options, including in the Committee's discretion revision of outstanding options so that they may be exercisable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Committee shall be conclusive. No adjustment shall be made in the minimum number of shares with respect to which an option may be exercised at any time. Any fractional shares resulting from such adjustments to options shall be eliminated.

     (b) If any of the adjustments referred to in Section 11(a) are required with respect to the Formula Options, then any such adjustment shall be determined in a manner which reflects the least favorable adjustment made with respect to the Common Stock subject to options then held by participants.

12.  Effective Date; Listing; Registration.

     (a) The amendments to, and restatement of, the Drew Industries Incorporated 1988 Non-Qualified Stock Option Plan contained herein shall become effective as of March 29, 1995, provided that such amendments are approved and adopted by the stockholders of the Corporation at the next meeting of stockholders, or any adjournment thereof. The Plan shall terminate at the close of business on December 31, 2003 and no Option may be granted under the Plan thereafter, but such termination shall not affect any Option theretofore granted.

     (b) Except with respect to the Formula Options, the Committee may, in its discretion, grant awards under the Plan, the grant, exercise or payment of which shall be expressly subject to the conditions that to the extent required at the time of grant, exercise or payment (i) the shares of Common Stock covered by such awards of options shall be duly listed, upon official notice of issuance, on any securities exchange as may at the time be the principal market for the Common Stock, and (ii) if the Corporation deems it necessary or desirable a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall be effective.

13.  Termination and Amendment.

     The Board of Directors of the Corporation may suspend, terminate or amend the Plan, except no such action may (a) increase the maximum number of shares covered by the Plan or change the class of employees eligible to receive options; (b) reduce the exercise price for incentive stock options below the fair market value of the Common Stock on the date of the grant of such option;
(c) extend beyond 10 years from the date of the grant the period within which an option may be exercised; (d) extend the period during which options may be granted; or (e) increase the maximum number of shares with respect to which options may be granted to any employee; provided, further, that if any such amendment requires stockholder approval to meet the requirements of the then applicable rules under Section 16(b) of the Exchange Act, such amendment shall be subject to the approval of the Corporation's stockholders. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination and options granted prior to termination of the Plan may be exercised in accordance with their terms after the Plan's termination. In addition, no suspension, termination, modification or amendment of the Plan may, without the consent of the participant to whom an award shall theretofore have been granted, adversely affect the rights of such participant under such award or affect the validity of any then outstanding option previously granted under the Plan.

14.  Written Agreements.

     Each award of options shall be evidenced by a written option agreement, executed by the employee and the Corporation, which shall contain such restrictions, terms and conditions as the Committee may require.

15.  Governing Law.

     This Plan shall be governed and construed in accordance with the laws of the State of Delaware, without regards to the conflict of law principles thereof.

                                                                     EXHIBIT 'B'

                          DREW INDUSTRIES INCORPORATED

                       1995 EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

                                                         PAGE
                                                         ----
 1. Establishment of the Plan; Purpose................   B-1
 2. Definitions.......................................   B-1
    (a)  'Board of Directors'.........................   B-1
    (b)  'Code'.......................................   B-1
    (c)  'Committee'..................................   B-1
    (d)  'Company'....................................   B-1
    (e)  'Compensation'...............................   B-1
    (f)  'Eligible Employee'..........................   B-1
    (g)  'Entry Date'.................................   B-1
    (h)  'Fair Market Value'..........................   B-1
    (i)  'Interim Purchase Period'....................   B-1
    (j)  'Offering Date'..............................   B-1
    (k)  'Offering Period'............................   B-1
    (l)  'Option'.....................................   B-1
    (m)  'Participant'................................   B-1
    (n)  'Plan Account'...............................   B-2
    (o)  'Purchase Price'.............................   B-2
    (p)  'Stock'......................................   B-2
    (q)  'Subsidiary '................................   B-2
 3. Administration....................................   B-2
 4. Number of Shares to be Offered....................   B-2
 5. Eligibility and Participation.....................   B-2
    (a)  Initial Participation........................   B-2
    (b)  Continued Participation......................   B-3
    (c)  Payroll Deduction Rate.......................   B-3
    (d)  Approvals....................................   B-3
    (e)  Purchase Price...............................   B-3
    (f)  Contributions................................   B-3
    (g)  Purchase of Stock............................   B-3
    (h)  Withdrawal...................................   B-4
    (i)  Pro Rata Allocation..........................   B-4
    (j)  Suspension of Deductions.....................   B-4
 6. Effect of Termination of Employment...............   B-4
 7. Rights Not Transferable...........................   B-4
 8. Recapitalization, Etc.............................   B-5
 9. Limitation on Stock Ownership.....................   B-5
10. Rights as an Employee.............................   B-5
11. Rights as a Stockholder...........................   B-5
12. Amendment or Termination of the Plan..............   B-6

                       1995 EMPLOYEE STOCK PURCHASE PLAN

1.  Establishment of the Plan; Purpose.

     This Employee Stock Purchase Plan (the 'Plan') is established to provide Eligible Employees with an opportunity through regular payroll deductions to purchase Common Stock of Drew Industries Incorporated so that they may increase their proprietary interest in the Company. The Plan is intended to qualify as an 'employee stock purchase plan' under Section 423 of the Internal Revenue Code.

2.  Definitions.

     (a)  'Board of Directors' means the Board of Directors of the Company.

     (b) 'Code' means the Internal Revenue Code of 1986, as amended from time to time.

     (c) 'Committee' means the committee appointed by the Board of Directors to administer the Plan in accordance with Section 3 below. If no Committee is appointed, the Board of Directors shall act as the Committee.

     (d) 'Company' means Drew Industries Incorporated and such present or future Subsidiaries, as defined in Section 424 of the Code, of the Company as the Board of Directors shall from time to time designate.

     (e) 'Compensation' means the annual rate of pay of a Participant, including commissions, overtime and bonuses, determined in accordance with nondiscriminatory rules adopted by the Committee, but excluding income resulting from the exercise of stock options or similar incentive compensation arrangements, moving expense reimbursements or other employee benefit plans.

     (f ) 'Eligible Employee' means any regular employee of the Company whose date of hire was at least six (6) months prior to an Entry Date and who is customarily employed for at least 20 hours per week and more than five (5) months in any calendar year.

     (g) 'Entry Date' means the first day of July following the adoption of this Plan by the Board of Directors and each July 1 and January 1 thereafter during the term of this Plan.

     (h) 'Fair Market Value' of a share of Stock means the closing price on the American Stock Exchange on the applicable date. In the event the Stock is not traded on the American Stock Exchange on the date as of which the Fair Market Value is to be determined, Fair Market Value shall mean the last reported sale price on the applicable date on any securities exchange on which the stock is traded on such date or the average of the closing bid and asked prices as reported by the National Association of Securities Dealers on such date if the Stock is traded in the over-the-counter market. If Fair Market Value cannot be determined as of the applicable date, it shall be determined as of the next preceding date on which the Stock is traded.

     (i) 'Interim Purchase Period' means each three month period elapsing within an Offering Period, beginning on each January 1, April 1, July 1 and

October 1 during the term of this Plan.

     (j)  'Offering Date' means the first day of each Offering Period.

     (k) 'Offering Period' means, in the absence of a specific determination to the contrary by the Board of Directors or the Committee, (i) the six (6) month period beginning July 1, 1995 and ending December 31, 1995, and, (ii) thereafter each consecutive twelve (12) month period beginning January 1 and ending December 31 to, including December 31, 1999, and (iii) the six (6) month period beginning January 1, 2000 and ending June 30, 2000.

     (l) 'Option' means the right of a Participant to purchase Stock during the applicable Offering Period.

     (m) 'Participant' means an Eligible Employee who elects to participate in the Plan.

     (n) 'Plan Account' means the account established for each Participant pursuant to the Plan.

     (o) 'Purchase Price' means the price at which Participants may purchase Stock as determined pursuant to the Plan.

     (p) 'Stock' means the Common Stock, par value $0.01 per share, of the Company.

     (q) 'Subsidiary' means a corporation a majority of whose voting shares are owned by the Company.

3.  Administration.

     The Plan shall be administered by the Board of Directors or by the Committee, duly appointed by the Board of Directors. The Committee shall consist of two (2) or more persons, at least two (2) of which shall be members of the Board of Directors, which may from time to time remove members from, or add members to, the Committee. The Committee shall select one of its members as Chairman, shall hold meetings at such times and places as it may determine, and shall have such powers as specified by the Board of Directors. The interpretation and construction by the Board of Directors or the Committee of any provisions of the Plan or of any right to purchase Stock shall be conclusive and binding on all persons.

4.  Number of Shares to be Offered.

     (a) The maximum aggregate number of shares which shall be offered under the Plan is 250,000 shares of Stock, subject to adjustment as provided in
Section 8 hereof. In the event that any Option granted under the Plan expires or is terminated for any reason, such shares allocable to the unexercised portion of such Option shall again be subject to an Option under the Plan.

     (b) In each Offering Period, the maximum aggregate number of shares of Stock offered under the Plan shall be 50,000, except that the maximum aggregate number of shares for the six month Offering Periods commencing July 1, 1995 and January 1, 2000, respectively, shall be 25,000. If 50,000 shares (or 25,000 shares for the first and last Offering Periods) exceeds the number of shares purchased under the Plan in any Offering Period, the difference ('Carryover') between 50,000 shares (or 25,000 shares for the first and last Offering Periods) and the number of shares purchased under the Plan during such Offering Period shall be carried to the next Offering Period and added to 50,000 (or 25,000 for the last Offering Period) to determine the maximum number of shares which are available for purchase under the Plan in such subsequent Offering Period. In the event that the number of shares purchased under the Plan in the subsequent Offering Period is less than the maximum number then available for purchase, the difference between such maximum (as increased by the Carryover) and the shares actually purchased during such subsequent Offering Period shall be carried to the following Offering Period and added to 50,000 (or 25,000 for the last Offering Period) to determine the maximum number of shares available in such following Offering Period. If applicable, this procedure shall be used with respect to each subsequent Offering Period until either (i) all of the available shares, subject to the maximum limit as determined hereunder, are purchased in an Offering Period, or (ii) the Plan shall have terminated.

     (c) The maximum number of shares which any one employee may purchase in each Offering Period is the lesser of 5,000 (or 2,500 for the first and last Offering Periods), or such number of shares having a Fair Market Value (regardless of purchase price), together with Common Stock which the Participant may purchase under any other qualified stock purchase plan maintained by the Company, of $25,000 (or $12,500 for the first and last Offering Periods), determined as of the Offering Date or the Participant's Entry Date, if later.

5.  Eligibility and Participation.

     (a) Initial Participation. An Eligible Employee shall become a Participant on an Entry Date after satisfying the eligibility requirements by delivering to the Company's payroll office an enrollment form authorizing payroll deductions not less than ten (10) business days prior to such Entry Date. An Eligible Employee who did not enroll in the Plan prior to the Entry Date, or a person who becomes an Eligible Employee after an Entry Date, may enroll in the Plan as of the next Entry Date by completing and filing an enrollment form prior to the next Entry Date.

     (b) Continued Participation. A Participant shall automatically participate in each successive Offering Period until such time as such Participant withdraws from the Plan as set forth below. A Participant is not required to file any additional enrollment forms for subsequent Offering Periods in order to continue participation in the Plan.

     (c) Payroll Deduction Rate. The Participant shall designate on the enrollment form the amount of Compensation which he or she elects to have withheld for the purchase of Stock, which may be fixed either in dollars per payroll period (but not less than $10 per period) or in any whole percentage from 1% to 10% of the Participant's Compensation, but in no event more than 10% of such Participant's Compensation. A Participant may reduce (but not increase)

the rate of payroll withholding during an Offering Period by filing an amended enrollment form with the Committee at any time prior to the last day of any Interim Purchase Period (for which such change is to be effective), but not more than two (2) changes may be made in any Offering Period (or such other number of changes as may be approved by the Board or the Committee). A Participant may increase or decrease the rate of payroll deduction for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions not less than ten (10) days prior to the Entry Date for such subsequent Offering Period.

     By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant's Compensation which is withheld during the Offering Period.

     (d) Approvals. Any Options granted pursuant to the Plan shall be subject to the Company obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of Options and/or Stock.

     (e) Purchase Price. The Purchase Price for each share of Stock to be purchased under the Plan shall be the lesser of eighty-five percent (85%) of the Fair Market Value of such share on either (i) the Offering Date (or the Entry Date for new or re-enrolling employees) or (ii) the last day of each Interim Purchase Period.

     (f) Contributions. The Purchase Price of the Stock shall be accumulated by payroll deductions throughout the Offering Period, which shall be applied automatically to purchase Stock at the end of each Interim Purchase Period. In the absence of a contrary determination prior to the commencement of an Offering Period, each Interim Purchase Period shall have the duration described in
Section 2(i) of the Plan. At the end of each Interim Purchase Period, accrued payroll deductions will be automatically applied to the purchase of Stock at the Purchase Price as hereinabove defined. Payroll deductions shall commence on the first payday following each Participant's initial Entry Date (or, in the case of a re-enrolling employee, on the first payday following the commencement of the applicable Entry Date) and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

     (g) Purchase of Stock. The Company will maintain a Plan Account on its books in the name of each Participant. On each payday the amount deducted from the Participant's Compensation will be credited to the Participant's Plan Account. No interest shall accrue or shall be payable on any such payroll deductions. As of the last day of each Interim Purchase Period the amount then in the Participant's Plan Account will be divided by the Purchase Price and the amount in the Participant's Plan Account shall be used to purchase the number of whole shares of Stock which result. The number of shares purchased pursuant to the Plan shall be credited to the Participant's Plan Account. Share certificates representing the number of shares of Stock so purchased shall be represented by a certificate issued in the name of the Committee, or its designee, as nominee ('Nominee') for the Participant (and other Participants). The Committee shall promptly notify the Participant as to the number of shares so credited. Notwithstanding the preceding sentence, if the Participant so requests in writing, the Committee shall issue and deliver to such Participant a certificate representing all of the shares credited to the Participant in his or her Plan Account. Any cash amounts remaining in the Participant's Plan Account at the end of an Offering Period or Interim Purchase Period after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant (or to the Nominee on his or her behalf) shall remain in the Participant's Plan Account, without any accrual of interest, and shall be applied against the purchases to be made during the next Interim Purchase Period.

     (h) Withdrawal. A Participant may elect to withdraw from participation in the Plan at any time up to the last day of an Interim Purchase Period by filing the prescribed form with the Committee. Upon withdrawal, (i) certificates representing the number of shares then held on behalf of such Participant by the Nominee shall be delivered to the Participant as soon as practicable after the filing of notice of withdrawal, (ii) the remaining amount credited to the Participant's Plan Account will be refunded in cash, without interest, and (iii) the withdrawn Participant's interest in the Plan shall terminate. In the event a Participant voluntarily elects to withdraw from the Plan, such Participant may not resume participation in the Plan until the first Entry Date occurring after six months following the date of withdrawal. Re-enrollment in the Plan shall be made in the same manner as set forth above for initial participation in the Plan.

     (i) Pro Rata Allocation. In the event that the aggregate number of shares which all Participants elect to purchase during an Interim Purchase Period shall exceed the number of shares remaining available for issuance under the Plan for the Offering Period which includes such Interim Purchase Period, the number of shares which each Participant may purchase shall be determined by multiplying the aggregate number of shares available for issuance by a fraction, the numerator of which is the sum of the number of shares the Participant has elected to purchase and the denominator of which is the sum of the number of shares which all Participants have elected to purchase.

     (j) Suspension of Deductions. In the event that the maximum number of shares available for issuance in any Offering Period are purchased at the end of an Interim Purchase Period, the Company shall immediately cease making payroll deductions from the compensation of each Eligible Employee under this Plan until the beginning of the next Offering Period, but each Participant shall be treated as continuing to participate in the Plan and shall not thereby be deemed to have withdrawn therefrom.

6.  Effect of Termination of Employment.

     Termination of a Participant's employment for any reason, including retirement or death, or the failure of the Participant to remain as Eligible Employee shall be treated as a withdrawal under the Plan. In the event of the Participant's death, the refund of the Participant's Plan Account shall be paid, without interest, to the representative of the Participant's estate. A transfer by a Participant from the Company to a Subsidiary, from one Subsidiary to another, or from a Subsidiary to the Company shall not be treated as a termination of employment.


7.  Rights Not Transferable.

     The rights or interests of any Participant in the Plan, in any Option granted under the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner otherwise than by will or the applicable laws of descent and distribution. If the Participant shall in any manner attempt to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than by will, such act shall be treated as a withdrawal from the Plan.

8.  Recapitalization, Etc.

     Subject to any required action by the stockholders of the Company, the number of shares of Stock covered by each Option under the Plan which has not yet been exercised and the number of shares of Stock which have been authorized for issuance under the Plan but have not yet been placed under an Option (collectively the 'Reserves'), as well as the price per share of Stock covered by each Option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend in excess of ten (10%) percent of the outstanding Stock, combination or reclassification of Stock, or any other increase or decrease in the number of shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been 'effected without receipt of consideration.' Such adjustment shall be made by the Board of Directors or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of the shares of Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors or the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation, unless the Board of Directors or the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the Option as to all of the optioned Stock, including shares as to which the Option would not otherwise be exercisable. If the Board of Directors or the Committee makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board of Directors or the Committee shall notify the Participant that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

9.  Limitation on Stock Ownership.

     Notwithstanding any provision to the contrary, (i) no Participant shall be granted a right to purchase Stock pursuant to Section 5 if such Participant, immediately after electing to purchase such Stock, would own Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company and
(ii) no Participant shall be allowed to purchase Stock under this Plan to the extent that the aggregate Fair Market Value (determined at the time such right is granted) of such Stock which may be acquired by such Participant under rights granted by this Plan and which accrue under all other qualified employee stock purchase plans of the Company or its Subsidiaries exceeds $25,000 in each calendar year. For purposes of this Section 9, ownership of Stock shall be determined by the attribution rules of Section 424(d) of the Code and Participants shall be considered to own any Stock which they have a right or option to purchase under this or any other plan.

10.  Rights as an Employee.

     Nothing in the Plan shall be construed to give any Participant the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company and its Subsidiaries or the Participant to terminate such employment at any time with or without cause.

11.  Rights as a Stockholder.

     A Participant shall have all rights as a stockholder only with respect to shares of Stock purchased for the Participant's account under the Plan from the date such shares are credited to the Participant's Plan Account. A Participant shall be entitled to exercise any and all voting rights with respect to such shares and shall be entitled to all dividends or other distributions made with respect to any such shares held by the Nominee.

12.  Amendment or Termination of the Plan.

     (a) The Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no Participant's existing rights are adversely affected thereby, and provided further that no amendment to the Plan shall be effective until such amendment is approved by a vote of the holders of a majority of the outstanding voting stock of the Company voting at a duly held stockholders meeting at which a quorum is present, within twelve (12) months before or after the date upon which such action is taken by the Board of Directors, if such amendment would:

          (i) Increase the aggregate number of shares of Stock to be issued under the Plan (except as provided in Section 8 hereof);

          (ii) Materially modify the requirements for eligibility to participate in the Plan;

          (iii) Increase the maximum number of shares of Stock which a Participant may purchase in any Offering Period;


          (iv)  Extend the term of the Plan;

          (v) Alter the Purchase Price formula so as to reduce the price for shares of Stock to be purchased under the Plan;

          (vi) Otherwise materially increase the benefits accruing to Participants under the Plan; or

          (vii) Cause the Plan to fail to meet the requirements of an 'employee stock purchase plan' under Section 423 of the Code.

     (b) The Plan shall terminate on June 30, 2000, unless it has been earlier terminated pursuant to this Section 12, but the Plan shall remain in full force and effect until the end of the Offering Period then in effect.

                                          Adopted by the Board of Directors
                                          on March 29, 1995.

                                                                     EXHIBIT 'C'

     Article FOURTH of the Restated Certificate of Incorporation of Drew Industries Incorporated, as amended, relating to the aggregate number, class and par value of shares which the Corporation is authorized to issue, is hereby amended to eliminate preferred stock as an authorized stock of the Corporation and such Article FOURTH shall hereby read in its entirety as follows:

     'FOURTH: Section A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,000,000 Shares of Common Stock, par value $0.01 per share ('Common Stock').

                    Section B. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine.

                          DREW INDUSTRIES INCORPORATED
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--JUNE 13, 1995
                THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

      The undersigned, revoking any proxy heretofore given, hereby appoints LEIGH J. ABRAMS and HARVEY J. KAPLAN, or either of them, proxies of the undersigned, with full power of substitution, with respect to all the shares of the Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Drew Industries Incorporated, to be held at Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201 on June 13, 1995 at 9:30 A.M. and at any adjournment or postponement thereof, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and in their discretion on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

                                (Continued and to be signed on the reverse side)

                                ________________________
                                        COMMON

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORITY TO VOTE FOR DIRECTORS AND FOR PROPOSITIONS '2,' '3,' '4' AND '5'

1. ELECTION OF DIRECTORS           FOR all named   WITHHOLD
   NOMINEES: EDWARD W. ROSE,         nominees      AUTHORITY
   III, LEIGH J. ABRAMS, DAVID L.   (except as       from
   WEBSTER, JAMES F. GERO, GENE       indicated     nominees
   H. BISHOP.                     to the contrary
                                      below)
                                       / /            / /

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

2. TO APPROVE THE              FOR        AGAINST      ABSTAIN
   AMENDED AND RESTATED        / /          / /          / /
   STOCK OPTION PLAN.

3. TO APPROVE THE              FOR        AGAINST      ABSTAIN
   1995 EMPLOYEE STOCK         / /          / /          / /
   PURCHASE PLAN.

4. TO APPROVE THE AMENDMENT    FOR        AGAINST      ABSTAIN
   TO THE RESTATED             / /          / /          / /
   CERTIFICATE OF
   INCORPORATION.

5. TO RATIFY THE APPOINTMENT   FOR        AGAINST      ABSTAIN
   OF KPMG PEAT MARWICK LLP    / /          / /          / /
   AS INDEPENDENT AUDITORS.

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons each should sign. Executors, Administrators, Trustees, Guardians, Attorneys, and corporate officers should add their titles. Please check if you plan to attend the meeting / /

___________________________  __________________________  Dated: __________, 1995
SIGNATURE OF SHAREHOLDER     SIGNATURE OF SHAREHOLDER

Please mark boxes /x/ in blue or black ink. This Proxy should be returned to:
Chemical Bank, 450 West 33rd Street, New York, N.Y. 10001